Exhibit 99.2

BOSTON PROPERTIES ANNOUNCES SECOND QUARTER 2019 RESULTS; REPORTS EPS OF $1.06 AND FFO PER SHARE OF $1.78

Exceeds Top End of Guidance Ranges and Increases Full Year 2019 Outlook

BOSTON, MA, July 30, 2019 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the second quarter ended June 30, 2019.
Financial highlights for the second quarter include:

•	Total revenue increased more than 10% to $733.7 million as compared to total revenue of $664.5 million for the quarter ended June 30, 2018.

•
Net income attributable to common shareholders increased 28% to $164.3 million, or $1.06 per diluted share (EPS), compared to $128.7 million, or $0.83 per diluted share, for the quarter ended June 30, 2018. The increase was primarily due to greater lease revenue from the completion of development projects, improvements from the in-service portfolio and a gain on the sale of a joint venture asset during the second quarter of 2019.

•
Funds from Operations (FFO) increased 13% to $276.3 million, or $1.78 per diluted share, from FFO of $244.4 million, or $1.58 per diluted share, for the quarter ended June 30, 2018, primarily due to greater lease revenue from the completion of development projects and improvements from the Company’s in-service portfolio.

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FFO of $1.78 per diluted share was $0.04 greater than the mid-point of the Company’s second quarter guidance provided on April 30, 2019, due to $0.02 per share of greater-than-projected portfolio performance and $0.02 per share due to deferral of expenses into the second half of 2019.

The Company provided guidance for the third quarter of 2019 with projected EPS of $0.81 - $0.83 per diluted share and projected FFO of $1.75 - $1.77 per diluted share.
The Company also increased its full year 2019 EPS guidance by approximately $0.36 per share at the mid-point and increased its full year 2019 FFO guidance by approximately $0.06 per share at the mid-point compared to guidance provided on April 30, 2019. See “EPS and FFO Per Share Guidance” below.
Recent business highlights include:

•
Increased portfolio occupancy to 93.4% in the Company’s in-service office properties, an increase of 50 bps from the first quarter 2019 and an increase of 300 bps compared to the second quarter of 2018.

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•
Partially placed in-service The Hub on Causeway - Podium, a 385,000 square foot development in Boston, Massachusetts. The project features creative office space that will be the new US headquarters for Rapid7, a cybersecurity and IT operations analytics solution provider. It also features multi-level retail, restaurants and amenities including Boston’s largest urban grocery, the Northeast’s first ArcLight Cinema with 14 screens, an intimate 1,500-person concert venue and a food hall and sports bar. The Hub on Causeway - Podium is 89% pre-leased and is the first phase of a 1.3 million square foot, mixed-use development project in which the Company has a 50% ownership interest.

•
Commenced development of its 325 Main Street development project at Kendall Center in Cambridge, Massachusetts. The Company expects the new, 16-story building will be approximately 420,000 square feet (including a retail component) and will replace the existing, four-story, approximately 115,000 square foot building currently on site. The development project is 90% pre-leased to Google, LLC for a term of 15 years.

•	Signed lease renewals with the U.S. government at New Dominion Technology Park in Herndon, Virginia totaling 492,000 square feet for a term of 15 years.

•	Completed an $850 million green bond offering of 3.400% unsecured senior notes due 2029.

•
Completed three dispositions in the quarter raising approximately $150 million in net cash proceeds. Among the dispositions in the quarter was the sale of 540 Madison Avenue in New York, New York. The Company and its 40% joint venture partner completed the sale of the 39-story, 284,000-square foot, office building in midtown Manhattan on June 27, 2019 for a gross sales price of $310 million, or $1,094 per square foot, reflecting a 3.8% cash yield on current NOI. Boston Properties realized net proceeds of approximately $107 million from the sale after the assignment of $120 million of mortgage debt and closing costs.

Other events during the second quarter include:

•
A joint venture in which the Company has a 50% interest obtained construction financing with a total loan commitment of $255 million for its 7750 Wisconsin Avenue development project on April 26, 2019. The 734,000 square foot build-to-suit, Class A office building is located in Bethesda, Maryland and is 100% pre-leased to an affiliate of Marriott International, Inc. The construction financing bears interest at a variable rate equal to LIBOR plus 1.25% per annum and matures on April 26, 2023, with two, one-year extension options, subject to certain conditions.

Transactions completed subsequent to June 30, 2019:

•
Executed a 75-year ground lease with The George Washington University for land parcels at 2100 Pennsylvania Avenue located in Washington, DC on July 16, 2019. With the execution of the ground lease, the Company commenced development of a 480,000 square foot property that will include approximately 450,000 square feet of Class A office space and 30,000 square feet of retail space. The project is located in the vibrant Foggy Bottom neighborhood of Washington, DC and is adjacent to the Company’s highly successful 2200 Pennsylvania Avenue mixed-use property. The office space in the 2100 Pennsylvania Avenue project is 66% pre-leased to a tenant for a term of 16 years.

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The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2019. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the third quarter and full year 2019 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call and in the Company’s Supplemental Operating and Financial Data for the quarter ended June 30, 2019. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below. For details of the Company’s assumptions related to guidance for the third quarter and full year 2019 for EPS (diluted) and FFO per share (diluted), please see the Second Quarter 2019 Supplemental Operating and Financial Data located on the Investor Relations section of the Company’s website at www.bxp.com.

As set forth below, the Company has updated its projected EPS (diluted) for the full year 2019 to $3.32 - $3.38 per share from $2.95 - $3.02 per share. This is an increase of approximately $0.36 per share at the mid-point of the Company’s guidance provided on April 30, 2019, primarily due to projected Company share of gains on sales of real estate of $0.29 per share, $0.02 per share of greater-than-expected portfolio performance, $0.05 per share of lower-than-expected interest expense, $0.01 per share due to increases in fee revenue and a $0.01 per share decrease in depreciation expense, partially offset by the loss of $0.02 per share from the sale of 540 Madison Avenue.

In addition, the Company has updated its projected guidance range for FFO per diluted share for the full year 2019 to $7.02 - $7.08 per share from $6.95 - $7.02 per share. This is an increase of approximately $0.06 per share at the mid-point of the Company’s guidance provided on April 30, 2019, primarily due to $0.02 per share of greater-than-expected portfolio performance, $0.05 per share of lower-than-expected interest expense, $0.01 per share due to increases in fee revenue, partially offset by the loss of $0.02 per share from the sale of 540 Madison Avenue.

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	Third Quarter 2019			Full Year 2019
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.81	-	$0.83	$3.32	-	$3.38
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.94	-	0.94	3.84	-	3.84
Impairment loss	—	-	—	0.14	-	0.14
Projected Company Share of (Gains) Losses on Sales of Real Estate	—	-	—	(0.28)	-	(0.28)
Projected FFO per Share (diluted)	$1.75	-	$1.77	$7.02	-	$7.08
% Growth in FFO as compared to 2018	6.7%	-	7.9%	11.4%	-	12.4%
Boston Properties will host a conference call on Wednesday, July 31, 2019 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2019 results, the 2019 projections and related assumptions, and other matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731(International) and entering the passcode 9765558. A replay of the conference call will be available through August 14, 2019, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 9765558. There will also be a live audio webcast of the call, which may be accessed on the Company’s website at www.bxp.com in the Investor Relations section. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ second quarter 2019 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 50.9 million square feet and 193 properties, including twelve properties under construction.

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This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2019, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2019	December 31, 2018
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$20,858,468	$20,870,602
Construction in progress	812,408	578,796
Land held for future development	272,332	200,498
Right of use assets - finance leases	187,269	—
Right of use assets - operating leases	149,839	—
Less: accumulated depreciation	(5,050,606)	(4,897,777)
Total real estate	17,229,710	16,752,119
Cash and cash equivalents	1,087,001	543,359
Cash held in escrows	75,923	95,832
Investments in securities	33,411	28,198
Tenant and other receivables, net	87,727	86,629
Related party note receivable	80,000	80,000
Note receivable	19,718	19,468
Accrued rental income, net	973,167	934,896
Deferred charges, net	676,082	678,724
Prepaid expenses and other assets	68,701	80,943
Investments in unconsolidated joint ventures	936,835	956,309
Total assets	$21,268,275	$20,256,477
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,956,833	$2,964,572
Unsecured senior notes, net	8,390,708	7,544,697
Unsecured line of credit	—	—
Unsecured term loan, net	498,700	498,488
Lease liabilities - finance leases	172,902	—
Lease liabilities - operating leases	199,344	—
Accounts payable and accrued expenses	418,429	276,645
Dividends and distributions payable	165,419	165,114
Accrued interest payable	89,289	89,267
Other liabilities	355,984	503,726
Total liabilities	13,247,608	12,042,509

Commitments and contingencies	—	—
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,642,030 and 154,537,378 issued and 154,563,130 and 154,458,478 outstanding at June 30, 2019 and December 31, 2018, respectively	1,546	1,545

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2019	December 31, 2018
	(in thousands, except for share and par value amounts)
Additional paid-in capital	6,278,961	6,407,623
Dividends in excess of earnings	(710,592)	(675,534)
Treasury common stock at cost, 78,900 shares at June 30, 2019 and December 31, 2018	(2,722)	(2,722)
Accumulated other comprehensive loss	(51,340)	(47,741)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,715,853	5,883,171
Noncontrolling interests:
Common units of the Operating Partnership	608,593	619,352
Property partnerships	1,696,221	1,711,445
Total equity	8,020,667	8,213,968
Total liabilities and equity	$21,268,275	$20,256,477

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(in thousands, except for per share amounts)
Revenue
Lease	$680,189	$—	$1,359,440	$—
Base rent	—	516,439	—	1,035,946
Recoveries from tenants	—	95,259	—	190,377
Parking and other	26,319	26,904	51,225	53,038
Hotel revenue	14,844	14,607	23,782	23,709
Development and management services	9,986	9,305	19,263	17,710
Direct reimbursements of payroll and related costs from management services contracts	2,403	1,970	5,798	4,855
Total revenue	733,741	664,484	1,459,508	1,325,635
Expenses
Operating
Rental	257,971	237,790	515,488	478,119
Hotel	9,080	8,741	16,943	16,814
General and administrative	35,071	28,468	76,833	64,362
Payroll and related costs from management services contracts	2,403	1,970	5,798	4,855
Transaction costs	417	474	877	495
Depreciation and amortization	177,411	156,417	342,005	322,214
Total expenses	482,353	433,860	957,944	886,859
Other income (expense)
Income from unconsolidated joint ventures	47,964	769	48,177	1,230
Gains on sales of real estate	1,686	18,292	781	114,689
Interest and other income	3,615	2,579	7,368	4,227
Gains from investments in securities	1,165	505	4,134	379
Impairment loss	—	—	(24,038)	—
Interest expense	(102,357)	(92,204)	(203,366)	(182,424)
Net income	203,461	160,565	334,620	376,877
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,482)	(14,400)	(36,312)	(31,634)
Noncontrolling interest—common units of the Operating Partnership	(19,036)	(14,859)	(30,627)	(35,311)
Net income attributable to Boston Properties, Inc.	166,943	131,306	267,681	309,932
Preferred dividends	(2,625)	(2,625)	(5,250)	(5,250)
Net income attributable to Boston Properties, Inc. common shareholders	$164,318	$128,681	$262,431	$304,682
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.06	$0.83	$1.70	$1.97
Weighted average number of common shares outstanding	154,555	154,415	154,540	154,400
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.06	$0.83	$1.69	$1.97
Weighted average number of common and common equivalent shares outstanding	154,874	154,571	154,859	154,638

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$164,318	$128,681	$262,431	$304,682
Add:
Preferred dividends	2,625	2,625	5,250	5,250
Noncontrolling interest - common units of the Operating Partnership	19,036	14,859	30,627	35,311
Noncontrolling interests in property partnerships	17,482	14,400	36,312	31,634
Net income	203,461	160,565	334,620	376,877
Add:
Depreciation and amortization expense	177,411	156,417	342,005	322,214
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,869)	(18,426)	(35,871)	(36,647)
Company’s share of depreciation and amortization from unconsolidated joint ventures	14,778	9,312	30,248	18,756
Corporate-related depreciation and amortization	(412)	(406)	(807)	(811)
Impairment loss	—	—	24,038	—
Less:
Gain on sale of real estate included within income from unconsolidated joint ventures	47,757	—	47,757	—
Gains on sales of real estate	1,686	18,292	781	114,689
Noncontrolling interests in property partnerships	17,482	14,400	36,312	31,634
Preferred dividends	2,625	2,625	5,250	5,250
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	307,819	272,145	604,133	528,816
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	31,544	27,704	61,851	53,812
Funds from operations attributable to Boston Properties, Inc. common shareholders	$276,275	$244,441	$542,282	$475,004
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.75%	89.82%	89.76%	89.82%
Weighted average shares outstanding - basic	154,555	154,415	154,540	154,400
FFO per share basic	$1.79	$1.58	$3.51	$3.08
Weighted average shares outstanding - diluted	154,874	154,571	154,859	154,638
FFO per share diluted	$1.78	$1.58	$3.50	$3.07

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(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2019	December 31, 2018
Boston	96.8%	95.9%
Los Angeles	96.7%	96.7%
New York	93.2%	88.0%
San Francisco	92.2%	87.8%
Washington, DC	89.2%	90.7%
Total Portfolio	93.4%	91.4%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bxp.com

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